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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Sharper Image Corporation on Form S-3 of our reports dated March 25, 2002 appearing in and incorporated by reference in the Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
January 8, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT